EXHIBIT 10.7.3


                       PURCHASE AND EXPLORATION AGREEMENT


         THIS PURCHASE AND EXPLORATION AGREEMENT (this "Agreement"), dated as of March 10, 2003, is between AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation ("Seller"), and TRANSATLANTIC PETROLEUM (USA) CORP., a Colorado corporation ("Buyer").

         In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell and convey and Buyer agrees to purchase and pay for the Properties (as defined in Paragraph 1 below), subject to the following terms and conditions:

         1. Properties. The term "Properties" means:

           (a) An undivided ten percent (10%) of 8/8ths interest in and to those oil, gas and mineral leases described in Exhibit A-1 (the "Leases") and in and to those wells located on the Leases which are described in Exhibit A-2 (the "Wells") attached hereto and incorporated herein by reference for all purposes, and all contingent, reversionary and carried interests relating to any of the foregoing, and all other rights therein (such properties, rights and interests being sold hereunder are hereinafter collectively called the "Oil and Gas Interests"); and

           (b) all of the properties, rights and interests incident to the Oil and Gas Interests, including without limitation, (i) all presently existing and valid unitization and pooling declarations, agreements, and/or orders and the properties covered in the units created thereby (including all units formed under orders, regulations, rules, or other official acts of any federal, state or other governmental agency having jurisdiction) insofar as the same relate to or affect the Oil and Gas Interests; (ii) all well and leasehold equipment, gathering systems, processing plants, improvements, machinery, equipment, supplies, goods, fixtures, and other personal property insofar as the same are located on or used in connection with any of the Oil and Gas Interests; (iii) all presently existing oil, gas sales, operating, pooling, unitization, purchase, exchange and processing contracts, and all other contracts, agreements, and instruments insofar as the same relate to any of the Oil and Gas Interests; and (iv) all permits, franchises, licenses, options, servitudes, leases, water leases, surface rights, easements, and rights-of-way insofar as the same pertain to the Oil and Gas Interests, but specifically excluding from the term "Properties" and the transactions contemplated by this Agreement any and all wells located on the Leases which are not enumerated in Exhibit A-2 (the "Excluded Interests").

         2. Purchase Price. The purchase price for the Properties shall be Two Hundred Thousand and No/100 Dollars ($200,000) (the "Purchase Price"). The Purchase Price shall be payable by Buyer to Seller at Closing in readily available funds.

         3. Date and Location of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby ("Closing") shall take place on or before March 15, 2003, and shall be held at the offices of Buyer in Dallas, Texas, or at such other place as Buyer and Seller may agree in writing. The date Closing actually occurs is herein called the "Closing Date."

         4. Effective Date. The ownership of the Properties shall be transferred from Seller to Buyer at the Closing Date, but effective as of February 1, 2003 at 7:00 a.m., at the location of the Properties (the "Effective Date").

         5. Closing Obligations. At or before Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

           (a) Seller shall cause the execution, acknowledgment and delivery to Buyer of an assignment and conveyance (in sufficient counterparts to facilitate recording), substantially in the form attached hereto as Exhibit B and incorporated herein by reference for all purposes, conveying to Buyer the Properties;

           (b) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu thereof and shall take such other action as may be necessary to evidence the transfer of titles hereunder;

           (c) Buyer shall deliver the Purchase Price to Seller in readily available funds;

           (d) Seller shall deliver to Buyer a partial release of liens, in form and substance reasonably satisfactory to Buyer, executed by Seller's existing lender(s), releasing the Properties from the liens and security interests owned by such lender(s);

           (e) Seller shall deliver to Buyer exclusive possession of the Properties.

         6. Warranties in Conveyance Instruments. All assignments, bills of sale and other conveyances of the Properties shall contain a special warranty of title (i.e., warranty by, through and under Seller, but not otherwise).

         7. Taxes. All ad valorem, property and other similar taxes applicable to the Properties will be prorated as of the Effective Date (based upon the amount of the prior year's taxes) and the amount of such taxes attributable to the period of time prior to the Effective Date shall be paid in accordance with the provisions of Paragraph 12.

         8. Seller's Representations. Seller represents and warrants to Buyer that

           (a) Seller has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement.

           (b) Seller is not in default under or in violation of any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency or court or of any commission or other administrative agency which in any way could substantially impact the Properties or the consummation of the transactions contemplated by this Agreement or any material agreement or obligation relating to the Properties.

           (c) Seller is duly qualified to own the Properties as presently owned.

           (d) Seller has not burdened the Properties with any lien or encumbrance, except for Permitted Encumbrances (as hereinafter defined).

           (e) All of the Leases are in full force and effect.

           (f) All contracts and other instruments and agreements burdening or relating to the Properties are described in Exhibit A-3 ("Material Agreements").

           (g) Seller has complied with all laws, rules, regulations, ordinances, codes and orders affecting or relating to any of the Properties.

           (h) Except as specified in Exhibit A-3, there are no obligations to engage in drilling and/or development operations in order to earn or maintain an interest in the Properties ("Development Obligations").

           (i) Seller has fulfilled all requirements for filings, licenses, permits, certificates, disclosures of parties in interest and other similar matters required by law, rule, regulation or contract, and is fully qualified, to own and operate all Properties as presently owned and operated and no material violations exist or have been recorded with respect to same.

           (j) No party is entitled to a right of first refusal or preferential right to purchase any of the Properties.

           (k) There is no consent, waiver or other prior action of any third party required in connection with the consummation of the transactions contemplated by this Agreement.

           (l) Except as set forth in Exhibit A-3, Seller has not received or circulated any Authority For Expenditure for or approved any expenditures relating to the Properties that have not been fully paid by Seller.

           (m) All ad valorem, property and similar taxes and assessments based on or measured by the ownership of the Properties for all years prior to 2003 have been properly paid unless the same are not yet due and payable.

           (n) No suit, action or other proceeding (including, without limitation, tax, environmental or development demands proceedings) is pending, or to the best of Seller's knowledge threatened, which might result in impairment or loss of title to any of the Properties or the value thereof.

           (o) There are no unpaid bills or charges for any labor or materials incurred by or on behalf of any Seller incident to the Properties which are attributable to the period before the Effective Date.

           (p) Seller has not filed any federal or state income tax returns identifying any Properties as held by any tax partnership.

           (q) There are no operations involving any of the Properties with respect to which Seller has become a non-consenting party.

           (r) There are no gas purchase and sale agreements to which the Properties, or any portion of the Properties, are dedicated.

           (s) No person has any call upon, option to purchase, or similar rights with respect to any portion of the production from the Properties.

           (t) After Closing, the interest of Buyer in the Properties will not be reduced, burdened or otherwise adversely affected by the Development Agreement (as defined in Section 13(a) below), the ORI Conveyance or the NPI Conveyance (as such terms are defined in Exhibit A-1). Seller hereby agrees to protect, indemnify and hold Buyer harmless from any against any and all damages arising out of or resulting from a breach of the foregoing representation. In addition, if the foregoing representation is breached, Seller hereby agrees that, upon request of Buyer, Seller will execute one or more assignments (in form and substance satisfactory to Buyer) conveying to Buyer such additional interests in the Leases as may be necessary to fully offset any reduction in Buyer's interest in the Properties arising out of or resulting from a breach of the foregoing representation.

For purposes hereof, the term "Permitted Encumbrances" means: (1) the Material Agreements, the Permitted Burdens (as hereinafter defined) and all other lessor's royalties, overriding royalties, division orders and sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests and similar burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests of the Oil and Gas Interests to less than the Net Revenue Interests set forth in Exhibit A-1 or increase the Working Interests of the Oil and Gas Interests to more than the Working Interests set forth in Exhibit A-1 (unless there is a corresponding increase in the Net Revenue Interests); (2) all federal and state regulatory orders and rules to which the Properties are presently subject; (3) preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which (A) waivers or consents have been obtained from the appropriate parties, or (B) notice has been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights; (4) liens for taxes or assessments not due or not delinquent at the time of Closing; (5) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained after such sale or conveyance; (6) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties; (7) liens of operators relating to obligations not yet due or pursuant to which Seller is not delinquent; and
(8) title problems commonly encountered in the oil and gas business which are not deemed to be material and which would not be considered material by a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with knowledge of all the facts and appreciation of their legal significance. In addition, the term "Permitted Burdens" means those royalties, overriding royalties, net profits interests and other non-expense bearing burdens against production more particularly identified in Exhibit A-1 attached hereto and incorporated by reference for all purposes, to the extent and only to the extent that the same burden the Properties as described in Exhibit A-1.

         9. Buyer's Representations. Buyer represents and warrants to Seller that

           (a) Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement;

           (b) Buyer is not in default under or in violation of any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency, or court or of any commission or other administrative agency which in any way could substantially impact Buyer or the consummation of the transactions contemplated by this Agreement or any material agreement or obligation relating to Buyer; and

           (c) the Properties to be acquired by Buyer hereunder are being acquired by Buyer for its own account and not for distribution in violation of applicable securities laws.

         10. Property Records. Within thirty (30) days after Closing, Seller shall deliver to Buyer a copy of all title and other information relating to the Oil and Gas Interests, including without limitation lease files, maps, records, land records, division orders, production files, deeds and documents of title, all other property records, all financial, accounting, geological, geophysical and other files, records and associated information and all other contracts, agreements and documents relating to the Oil and Gas Interests.

         11. Ownership of Properties. Except as specifically provided to the contrary herein, the parties agree that Seller, with respect to the rights and obligations attributable to ownership of the Properties prior to the Effective Date, and Buyer, with respect to the rights and obligations attributable to ownership of the Properties from and after the Effective Date, each, respectively, shall be entitled to all of the rights incidental to such ownership, and shall be subject to the duties and obligations of such ownership attributable to the Properties and attributable to the periods of time ownership of the Properties shall have been vested in each of the parties. In this regard, the parties agree that appropriate adjustments and/or payments shall be made at the Closing or as promptly as possible thereafter (i) to reflect the revenues received between the Effective Date and the Closing and the reasonable and prudent expenditures incurred by Seller in the operation of the Properties between the Effective Date and the date of the Closing, (ii) for all oil,


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


condensate or liquid hydrocarbons above the pipeline connection in storage on the Effective Date, and (iii) to reflect the proration of taxes as described in Paragraph 7.

         12. Indemnification. Buyer shall protect, defend, indemnify and hold Seller harmless from the payment of any judgments (including interest), claims, costs, expenses and liabilities, direct, contingent or otherwise ("Damages"), assessed against Seller which are attributable to the ownership of the Properties during the period of time from and after the Effective Date. Seller shall protect, defend, indemnify and hold Buyer harmless from the payment of any Damages assessed against Buyer which are attributable to the ownership of the Properties during the period of time prior to the Effective Date.

         13. Additional Agreements.

                  (a) Area of Mutual Interest.

                           (i) The parties hereto hereby establish an area of
mutual interest (the "AMI") consisting of the lands in the 23.138 square mile area in St. Charles Parish, Louisiana covered by that certain 3D seismic survey conducted owned by Seller, which lands are outlined in the plat attached as Exhibit C hereto. This AMI shall remain in force and effect for a period equal to the longer of (A) four (4) years from the Closing Date or (B) ending on the date on which the Development Agreement (as defined below) expires or is terminated, unless sooner terminated by mutual agreement of the parties.

                           (ii) During the term of this AMI, if any party
("Acquiring Party") acquires any oil and gas leases or any interest therein, any mineral interest or other contracts with respect thereto which affect lands and minerals lying within the AMI (a "Subject Interest"), the Acquiring Party shall promptly advise the other party hereto ("Offeree") of such acquisition.
In such event, Offeree shall have the right to acquire an undivided percentage of the Subject Interest equal to its Applicable Percentage. For purposes hereof, the "Applicable Percentage" of each party is as follows: Seller - 90% and Buyer - 10%. Promptly upon acquiring Subject Interest, the Acquiring Party shall advise Offeree in writing of such acquisition. Such written notice shall include full particulars of such acquisition. Offeree shall have a period of thirty (30) days after receipt of the notice within which to notify the Acquiring Party of its election to acquire its Applicable Percentage of the Subject Interest. Failure by the Offeree to give the notice of its election within such 30-day time period shall be deemed to constitute an election by Offeree not to acquire its Applicable Percentage of the Subject Interest.

                           (iii) Within ten (10) days after Offeree notifies the
Acquiring Party that it has elected to acquire its Applicable Percentage of the Subject Interest, the Acquiring Party shall execute and deliver an appropriate assignment to Offeree. Any assignment shall be made free and clear of any burdens placed thereon by the Acquiring Party, but otherwise shall be made without warranty of title, either express or implied.

                           (iv) To the extent that Seller acquires a Subject
Interest that is located within the Exxon AMI, the following additional provisions shall apply:


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

                                    (1) If the Subject Interest is a lease
covering a mineral interest owned by Exxon in the Exxon AMI, Buyer shall be entitled to acquire an undivided ten percent (10%) of 8/8ths in and to such Subject Interest.

                                    (2) In addition, if the Subject Interest is
created because of Exxon'selection to take less than its full share of a Drilling Prospect (with such Subject Interest being the share of the Drilling Prospect that Exxon elected not to take), then the portion of the Subject Interest that Buyer is entitled to acquire hereunder shall be in the same proportion that (A) Buyer's interest in the Drilling Prospect bears to (B) the aggregate interest of Buyer and Seller in the Drilling Prospect (excluding the Subject Interest).

                           (v)  For purposes of Paragraph 13(a), the
following definitions apply:

                                    "Development Agreement" means that certain
Development Agreement dated as of November 22, 2002 between Seller and Exxon, as it may be amended, supplemented, modified, restated and in effect from time to time.

                                    "Drilling Prospect" shall have the meaning
assigned to that term in the Development Agreement.

                                    "Exxon" means ExxonMobil Corporation.

                                    "Exxon AMI" means the AMI established
pursuant to the Development Agreement.

                  (b)      Carried Interest.

                           (i) Until such time as Payout occurs, Seller hereby
agrees to pay all Applicable Costs for the Subject Wells which are attributable to Buyer as a result of its ownership of the Properties.

                           (ii) For purposes of Paragraph 13(b), the following
definitions apply:

                                "Applicable Costs" means, with respect to each
                  Subject Well, the actual costs and expense of drilling, completing, equipping and operating such well.

                                "Payout" means that point in time when the
                  Production Payment has been fully discharged and has terminated.

                                "Production Payment" means that certain
                  production payment created pursuant to the PP Conveyance.

                                "PP Conveyance" means that Production Payment
                  Conveyance of even date herewith from Seller to Buyer, as the same may be amended, supplemented, modified, restated and in effect from time to time.


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

                                "Subject Wells" shall have the meaning assigned
             to that term in the PP Conveyance.

         14. Further Assurances. After Closing, Seller and Buyer shall timely execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as reasonably may be necessary or advisable to evidence and effectuate the transfer of titles hereunder (including but not limited to the execution and delivery of any instruments which may be required to effectively transfer any interests owned by Seller in any state, federal or Indian oil and gas leases), and to carry out their respective obligations under this Agreement and under any document, certificate or other instrument delivered pursuant thereto.

         15. Notices. All notices and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to, or when a telecopy has been received at, the address indicated below; or if mailed, when received by the party charged with such notice and addressed as follows:

If to Buyer:                              If to Seller:

   TransAtlantic Petroleum (USA) Corp.       American Natural Energy Corporation
   2200 Ross Ave., Suite 4560E               7030 South Yale Avenue, Suite 404
   Dallas, Texas  75201                      Tulsa, Oklahoma  74136
   Attention:  Scott C. Larsen               Attention:  Michael Paulk
   Fax:  214/220-4327                        Fax:  918/481-1473

Any party may, by written notice so delivered to the other, change the address to which delivery to such party shall thereafter be made.

         16. No Brokers. Each of the parties represents and warrants to the other that it has not made any arrangement or in any way incurred any liability for a finder's fee or any other remuneration to a broker, finder or agent whereby the other party hereto might become liable for any such fee or other remuneration, and if any such fee or any remuneration becomes payable by any party hereto as a result of any arrangements made by the other party, the party which has made such arrangement agrees to protect, defend, indemnify and hold harmless the other party hereto to the full extent of such liability.

         17. Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         18. Assignment. Neither party may assign all or any portion of its rights or delegate all or any portion of its duties under this Agreement without the express written consent of the other party.


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

         19. Headings. The headings of the paragraphs of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         20. Counterparts. This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original instrument but all of which together shall constitute but one and the same instrument.

         21. Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the laws of the State of Texas, without regard to its conflict of laws rules.

         22. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter, including without limitation that certain letter agreement dated January 16, 2003 between Seller and Buyer.

         23. Parties in Interest. This Agreement and all its terms, provisions, conditions, covenants and warranties shall be binding upon and shall inure to the benefit of the parties hereto, and subject to Paragraph 18, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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



                             TRANSATLANTIC PETROLEUM (USA) CORP.


                             By:
                                      -----------------------------------------
                                      Scott C. Larsen, President


                             AMERICAN NATURAL ENERGY CORPORATION


                             By:
                                      -----------------------------------------
                                      Michael Paulk, President

                                   Exhibit A-1
                                   -----------

                                     LEASES
                                     ------

         "Bayou Couba Lease": Oil, Gas and Mineral Lease from Delta Securities Company, Inc., as Lessor, to Gulf Refining Company, as Lessee, dated November 14, 1941, recorded in Entry No. 1458, Conveyance Book SS, Folio 382, of the records of St. Charles Parish, Louisiana.

         "State Lease": Lease Number 17353 from State Mineral Board of State of Louisiana as Lessor to Taylex, Inc. as Lessee, dated February 18, 2002, recorded at Entry No. 264342, Book 599, Folio 401 of the public records of St. Charles, Louisiana comprising 1728 acres, more or less.

                      WORKING INTEREST/NET REVENUE INTEREST

Working Interest           =        10%
Net Revenue Interest       =        7.5% (See Note 1)

Note 1: This interest is subject to the "Permitted Burdens," which consists of (a) all valid lessor royalties, the effect of which has been included in the above Net Revenue Interest, (b) an overriding royalty interest in favor of B&C Oil Company created in Assignment recorded in Entry No. 181002, COB 474, Folio 548 of the public records of St. Charles Parish, Louisiana, the effect of which has been included in the above Net Revenue Interest, (c) a term overriding royalty interest created in the ORI Conveyance which reduces the net revenue interest to 7.2% during the effectiveness of such overriding royalty interest, and (d) a nets profits interest created in the NPI Conveyance, which reduces revenues according to the following:

                           A. Net Revenues Before NPI = gross revenues
                  attributable to Buyer's interest in a Subject Well acquired hereunder less Direct Costs (as such term is defined in the NPI Conveyance).

                           B. If Net Revenues Before NPI is a positive amount,
                  then Net Available Revenue equals 85% of Net Revenue Before NPI, and if Net Revenue Before NPI is a negative amount, the Net Available Revenue equals 100% of the Net Revenue Before NPI.

         For purposes hereof, "ORI Conveyance" means that certain Conveyance of Overriding Royalty Interest dated December 28, 2001 from Seller to the Liquidation Agent for the benefit of the members of Class 7 appointed in the Plan of Reorganization in the bankruptcy proceeding In Re Couba Operating Company, Case No. 00-11837-WV (the "Liquidation Agent") recorded in Entry No. 263436, COB 598, Page 316 of the public records of St. Charles Parish, Louisiana, and "NPI Conveyance" means that certain Conveyance of Net Profits Interest dated December 28, 2001 from Seller to the Liquidation Agent. recorded in Entry No. 263437, COB 598, Page 322 of the public records of St. Charles Parish, Louisiana.

                                   Exhibit A-2
                                   -----------

                                      WELLS
                                      -----

1.       Delta Sec Co., Inc. No. 3 Well, bearing Serial No. 28307
2.       Delta Sec Co., Inc. No. 11 Well, bearing Serial No. 28576
3.       Delta Sec Co., Inc. No. 32 Well, bearing Serial No. 37799
4.       Delta Sec Co., Inc. No. 34 Well, bearing Serial No. 38770
5.       Delta Sec Co., Inc. No. 36 Well, bearing Serial No. 39763
6.       Delta Sec Co., Inc. No. 37 Well, bearing Serial No. 40051
7.       BCBA D3 RES SU No. 39 Well, bearing Serial No. 40670
8.       Delta Sec Co., Inc. No. 40 Well, bearing Serial No. 40996
9.       Delta Sec Co., Inc. No. 51 Well, bearing Serial No. 43987
10.      Delta Sec Co., Inc. No. 55 Well, bearing Serial No. 45492
11.      Delta Sec Co., Inc. No. 66 Well, bearing Serial No. 47354
12.      Delta Sec Co., Inc. No. 61 Well, bearing Serial No. 47614
13.      Delta Sec Co., Inc. No. 63 Well, bearing Serial No. 48021
14.      Delta Sec Co., Inc. No. 65 Well, bearing Serial No. 48225
15.      Delta Sec Co., Inc. No. 69 Well, bearing Serial No. 49301
16.      Delta Sec Co., Inc. No. 70 Well, bearing Serial No. 49982
17.      Delta Sec Co., Inc. No. 91 Well, bearing Serial No. 63196
18.      Delta Sec Co., Inc. No. 92 Well, bearing Serial No. 65309
19.      Delta Sec Co., Inc. A No. 93 Well, bearing Serial No. 63982
20.      BOBA 15E RZ SU No. 94 Well, bearing Serial No. 64666
21.      Delta Sec Co., Inc. A No. 95 Well, bearing Serial No. 65310
22.      Delta Sec Co., Inc. A No. 96 Well, bearing Serial No. 66725
23.      Delta Sec Co., Inc. A No. 99 Well, bearing Serial No. 69352
24.      Delta Sec Co., Inc. A No. 100 Well, bearing Serial No. 70134
25.      Delta Sec Co., Inc. No. 107 Well, bearing Serial No. 107281
26.      Delta Sec Co., Inc. No. 108 Well, bearing Serial No. 107282
27.      Delta Sec Co., Inc. No. 109 Well, bearing Serial No. 107323
28.      Delta Sec Co., Inc. No. 109D Well, bearing Serial No. 108647
29.      Delta Sec Co., Inc. No. 110 Well, bearing Serial No. 107815
30.      Delta Sec Co., Inc. No. 111 Well, bearing Serial No. 108222
31.      Delta Sec Co., Inc. No. 111D Well, bearing Serial No. 109441
32.      Delta Sec Co., Inc. No. 112 Well, bearing Serial No. 115146
33.      Delta Sec Co., Inc. No. 112D Well, bearing Serial No. 116629
34.      Delta Sec Co., Inc. A No. 113 Well, bearing Serial No. 120055
35.      Delta Sec Co., Inc. No. 115 Well, bearing Serial No. 122066
36.      Delta Sec Co., Inc. No. 118 Well, bearing Serial No. 124223
37.      Delta Sec Co., Inc. No. 119 Well, bearing Serial No. 124502
38.      Delta Sec Co., Inc. No. 120 Well, bearing Serial No. 129752
39.      Delta Sec Co., Inc. No. 121 Well, bearing Serial No. 129753
40.      Delta Sec Co., Inc. No. 122 Well, bearing Serial No. 129754
41.      Delta Sec Co., Inc. No. 123 Well, bearing Serial No. 133621
42.      Delta Sec Co., Inc. No. 124 Well, bearing Serial No. 135648

43.      Delta Sec Co., Inc. No. 125 Well, bearing Serial No. 135871
44.      Delta Sec Co., Inc. A No. 126 Well, bearing Serial No. 135895
45.      Delta Sec Co., Inc. No. 127 Well, bearing Serial No. 142607
46.      Delta Sec Co., Inc. A No. 128 Well, bearing Serial No. 136793
47.      Delta Sec Co., Inc. A No. 129 Well, bearing Serial No. 136794
48.      Delta Sec Co., Inc. A No. 130 Well, bearing Serial No. 138411
49.      Delta Sec Co., Inc. No. 132 Well, bearing Serial No. 138891
50.      Delta Sec Co., Inc. No. 133 Well, bearing Serial No. 140004
51.      Delta Sec Co., Inc. No. 134 Well, bearing Serial No. 153593
52.      Delta Sec Co., Inc. No. 135 Well, bearing Serial No. 153594
53.      Delta Sec Co., Inc. No. 137 Well, bearing Serial No. 155760
54.      Delta Sec Co., Inc. No. 138 Well, bearing Serial No. 155761
55.      Delta Sec Co., Inc. No. 139 Well, bearing Serial No. 155929
56.      Delta Sec Co., Inc. No. 140 Well, bearing Serial No. 155930
57.      Delta Sec Co., Inc. No. 141 Well, bearing Serial No. 162959

                                  Exhibit A-3
                                  -----------

                               MATERIAL AGREEMENTS
                               -------------------


1.       Development Agreement


                             DEVELOPMENT OBLIGATIONS
                             -----------------------

1.       All Development Obligations are described in the Development Agreement.




                                      AFES

1. AFE dated January 9, 2003, covering DSCI Number 111 Side-Track (DSCI 111 ST), with a Total Completed Well Cost of $974,835.

2. AFE dated January 9, 2003, covering DSCI Number 112 Side-Track (DSCI 112 ST), with a Total Completed Well Cost of $969,282.

3.       AFE dated January 9, 2003, covering DSCI Number 92 Side-Track (DSCI 92
         ST), with a Total Completed Well Cost of $920,352.

4. AFE dated January 9, 2003, covering DSCI Number 109 Side-Track (DSCI 109 ST), with a Total Completed Well Cost of $927,524.

                                    Exhibit B
                                    ---------

                            ASSIGNMENT AND CONVEYANCE
                            -------------------------

         THIS ASSIGNMENT AND CONVEYANCE (the "Assignment"), dated March 10, 2003, is from AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation ("Assignor"), with offices at 7030 South Yale Avenue, Suite 404, Tulsa, Oklahoma 74136, to TRANSATLANTIC PETROLEUM (USA) CORP., a Colorado corporation ("Assignee"), with offices at 2200 Ross Ave. Suite 4560E, Dallas, Texas 75202, upon and subject to the following terms and conditions:

                              W I T N E S S E T H:

         1. Certain Definitions. Except as otherwise provided or unless the context otherwise requires, the terms defined in this Paragraph 1 have the meanings herein assigned to them and the capitalized terms defined in this opening paragraph and subsequent paragraphs of this Assignment by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

         "Effective Date" means 7:00 a.m., at the location of the Properties, on February 1, 2003.

         "Permitted Burdens" means those royalties, overriding royalties and other non-expense bearing burdens against production more particularly described in Exhibit A-1 to the Purchase Agreement, to the extent and only to the extent that the same burden the Oil and Gas Interests as described in such Exhibit A-1 to the Purchase Agreement.

         "Permitted Encumbrances" means (1) the Material Agreements (as defined in the Purchase Agreement), the Permitted Burdens and all other lessor's royalties, overriding royalties, division orders and sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests and similar burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests of the Wells to less than the Net Revenue Interests set forth in Exhibit A-1 to the Purchase Agreement or increase the Working Interests of the Oil and Gas Interests to more than the Working Interests set forth in Exhibit A-1 to the Purchase Agreement (unless there is a corresponding increase in the Net Revenue Interests); (2) all federal and state regulatory orders and rules to which the Properties are presently subject; (3) preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which (A) waivers or consents have been obtained from the appropriate parties, or (B) notice has been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights; (4) liens for taxes or assessments not due or not delinquent as of the date of this Assignment; (5) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained after such sale or conveyance; (6) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties; (7) liens of operators relating to obligations not yet due or pursuant to which Assignor is not delinquent; and (8) title problems commonly encountered in the oil and gas business which are not deemed to be material and which would not be considered material by a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with knowledge of all the facts and appreciation of their legal significance.

         "Properties" means:

                  (a) An undivided ten percent (10%) of 8/8ths interest in and to those oil, gas and mineral leases described in Exhibit A-1 (the "Leases") and in and to those wells located on the Leases which are described in Exhibit A-2 (the "Wells") attached hereto and incorporated herein by reference for all purposes, and all contingent, reversionary and carried interests relating to any of the foregoing, and all other rights therein (such properties, rights and interests being sold hereunder are hereinafter collectively called the "Oil and Gas Interests");

                  (b) all of the properties, rights and interests incident to the Oil and Gas Interests, including without limitation, (i) all presently existing and valid unitization and pooling declarations, agreements, and/or orders and the properties covered in the units created thereby (including all units formed under orders, regulations, rules, or other official acts of any federal, state or other governmental agency having jurisdiction) insofar as the same relate to or affect the Oil and Gas Interests; (ii) all well and leasehold equipment, gathering systems; processing plants, improvements, machinery, equipment, supplies, goods, fixtures, and other personal property insofar as the same are located on or used in connection with any of the Oil and Gas Interests;
(iii) all presently existing oil, gas sales, operating, pooling, unitization, purchase, exchange and processing contracts, and all other contracts, agreements, and instruments insofar as the same relate to any of the Oil and Gas Interests; and (iv) all permits, franchises, licenses, options, servitudes, leases, water leases, surface rights, easements, and rights-of-way insofar as the same pertain to the Oil and Gas Interests, but specifically excluding from the term "Properties" any and all wells located on the Leases which are not enumerated in Exhibit A-2 (the "Excluded Interests").

         "Purchase Agreement" means that certain Purchase and Exploration Agreement of even date herewith executed into by Assignor and Assignee.

         2. Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers, grants, conveys, and assigns to Assignee, effective as of the Effective Date, the Properties.

         3. Excluded Interests. Assignor excludes from this Assignment and reserves and retains unto itself the Excluded Interests.

         4. Further Assurances. Assignor agrees to execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of Assignee may be necessary or desirable to carry out more effectively the intents and purposes of this Assignment. Furthermore, in the event that, under applicable federal or state statutes or regulations or by virtue of contractual obligations, a separate assignment of any of the Properties is required to be executed by Assignor on an approved form or on a separately executed instrument, such separate assignment shall be so executed on such approved forms or on such separate assignment in sufficient counterparts to satisfy any such statutory, regulatory or contractual requirements.

         5. Substitution and Subrogation. This Assignment is made with full substitution and subrogation of Assignee, its successors and assigns in and to all covenants and warranties heretofore given or made in respect to any of the Properties, and Assignor hereby assigns and conveys to Assignee all such covenants and warranties and all of Assignor's rights thereunder which correspond to the interests conveyed to Assignee hereunder.

         6. Warranties. With respect to all persons who may claim by, through or under Assignor, but not otherwise, Assignor warrants that (i) Assignor is the lawful owner of the Properties, entitling Assignor to receive not less than the interests set forth in Exhibit A-1 to the Purchase Agreement as Net Revenue Interests of all hydrocarbons produced, saved and marketed from the Oil and Gas Interests, and obligating Assignor to bear costs and expenses of the operation and development of the Oil and Gas Interests no greater than the interests set forth in Exhibit A-1 to the Purchase Agreement as Working Interests (unless there is a corresponding increase in the Net Revenue Interests); and (ii) the Properties are free and clear of all liens, encumbrances and defects, except for Permitted Encumbrances. Additionally, to the extent that this Assignment constitutes an assignment of personal property or fixtures, Assignor expressly disclaims and negates (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY,
(b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, and (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIAL.

         7. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         8. Purchase Agreement. This Assignment is expressly made subject to the terms and provisions of the Purchase Agreement.

         TO HAVE AND TO HOLD the Properties unto Assignee, its successors and assigns forever.

                                    ASSIGNOR:
WITNESSES:
                                                  AMERICAN NATURAL ENERGY
                                                      CORPORATION

---------------------------------------
Name:                                        By:
      ---------------------------------               --------------------------
                                                      Michael Paulk, President

---------------------------------------
Name:
      ---------------------------------

STATE OF OKLAHOMA        ss.
                         ss.
COUNTY OF TULSA          ss.

         On this _____ day of March, 2003, before me, the undersigned authority, personally came and appeared Michael Paulk, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as President of AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of said corporation, voluntarily for and as the act of said corporation.


                                       ----------------------------------------
                                       Notary Public in and for
                                       the State of Oklahoma

My commission expires:                 ----------------------------------------

--------------------------------        Printed Name of Notary

                                    Exhibit C
                                    ---------

                                    AMI PLAT
                                    --------








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